Exhibit 99.1

Contact:	Mark A. Kopser Executive Vice President and Chief Financial Officer (972) 713-3500
UNITED SURGICAL PARTNERS INTERNATIONAL
ANNOUNCES FOURTH QUARTER AND YEAR-END 2007 RESULTS
Highlights:
For the year:
•	Added 20 facilities, 11 of which were de novo developments

•	Same facility revenue growth of 11%

•	Revenues under management grew 22%
For the quarter:
•	Added three facilities

•	Same facility revenue growth of 10%

•	Revenues under management grew 18%
Dallas, Texas (February 28, 2008) — United Surgical Partners International, Inc. (“USPI”) today announced results for the fourth quarter and year ended December 31, 2007.
Background — Going Private Transaction
     On April 19, 2007, USPI consummated a merger pursuant to which USPI became a wholly owned subsidiary of an investor group led by Welsh, Carson, Anderson & Stowe X, L.P. (“WCAS”) and members of USPI’s senior management. As a result of the merger, USPI’s assets and liabilities were adjusted to their fair value as of the closing date, resulting in higher amortization expense in periods following the merger. USPI also experienced a significant increase in aggregate outstanding indebtedness (increase of approximately $800 million) due to financing associated with the merger, resulting in higher interest expense in periods following the merger. Therefore, the financial statements for the periods before and after the merger are not comparable. Because the merger took place on April 19th, USPI’s year-to-date results are split between Predecessor Company (January 1 through April 18) and Successor Company (April 19 through December 31). Although not comparable, the financial data for the period after the merger has been added to the financial data for the period prior to the merger to arrive at combined results. Additionally, certain costs associated with the merger are reflected in the 2007 statement of operations.
Financial Results — Revenue & Operating Income
     For the quarter ended December 31, 2007, net revenues were $168.6 million, up 9% from $154.7 million in the prior year period. Operating income from continuing operations for the fourth quarter was $54.9 million, up 27% from $43.3 million for the prior year period.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
     For the combined year ended December 31, 2007, net revenues were $651.5 million, up 13% from $574.6 million in the prior year period. Operating income from continuing operations for the period was $162.3 million, including $25.4 million in costs associated with the merger, compared with $159.2 million for the prior year period.
     Company-wide same-facility net revenue for the fourth quarter also increased 9% over the prior year period, driven primarily by 14% growth at unconsolidated facilities.
     Same-facility revenue growth of 14% at the Company’s unconsolidating facilities was a result of 7% case growth and 6% net revenue per case. These facilities have higher case growth than facilities that the Company consolidates, primarily because they are typically in key markets, joint ventures with a prominent not-for-profit hospital, and tend to be younger as most new facilities the Company develops are unconsolidated.
Operating Income Margins
     Operating income margins increased from 28.0% in the prior year period to 32.5% in the fourth quarter of 2007. The table below normalizes the 2007 and 2006 margins for unusual year-over-year items.

	Fourth Quarter
($in 000s)	2007	2006
Revenue	$168,581	$154,681
Operating income	$54,852	$43,307
As a percent of revenue	32.5%	28.0%

Unusual Items:
WCAS deal costs	$41	$488
WCAS management fee	$504	$0
Equity compensation	$874	$2,961
Purchase accounting depreciation adjustment	$(3,355)	$0
Expenses related to divestiture activity	$2,181	$0
Operating income, as adjusted	$55,097	$46,756
As a percent of revenue	32.7%	30.2%
     Company-wide operating margins were up primarily due to substantial improvement in margins in the U.K. hospitals, where capital investments made in 2006 began to generate returns. U.S. same-facility margins were lower by 260 basis points, primarily because the Company’s unconsolidating hospital margins (eight of its 11 U.S. hospitals do not consolidate) were lower by 900 basis points. This large reduction is primarily due to an expansion of USPI’s largest facility and an increase in emergency room capabilities at seven of its U.S. hospitals. Margins at the Company’s ambulatory surgery centers decreased 90 basis points.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
Cash Flow
     Cash flows from operating activities for the fourth quarter totaled $12.8 million, compared with $21.2 million for the prior year period. During the fourth quarter, the Company and its consolidated subsidiaries invested approximately $1.6 million in maintenance capital expenditures and an additional $2.1 million to develop new facilities and expand existing facilities. The decline in cash flows from operating activities compared with the fourth quarter of 2006 was primarily due to an increase of $34.5 million in interest payments.
     Cash flows from operating activities for the combined year ended December 31, 2007, totaled $98.2 million, compared with $102.1 million for the prior year period. During the combined year ended December 31, 2007, the Company and its consolidated subsidiaries invested approximately $9.6 million in maintenance capital expenditures and an additional $8.5 million to develop new facilities and expand existing facilities. The year-over-year decrease in cash flows from operating activities is due to an increase in interest payments of approximately $40.1 million.
Acquisitions & Development
     The Company added 20 facilities in 2007; 11 de novo facilities and nine acquisitions. Of these facilities, 14 were in partnership with a health system and four were in the St. Louis market. In 2007, the Company also ceased operating six facilities that were either performing poorly or in markets with limited growth opportunities. The Company currently has ten facilities in development with eight under construction. In 2008, the Company expects to add 12 to 15 facilities and purchase additional ownership in six of its facilities in the St. Louis market.
Purchase Accounting Associated with the April 19th Merger
     In connection with finalizing the purchase accounting of the merger, the following changes were made during the fourth quarter to the Company’s balance sheet and income statement:
•	An increase in investments in affiliates of $102.1 million, with a corresponding reduction in goodwill, due to an increase in the fair value of the Company’s investments in unconsolidated affiliates, through which it operates the majority of its U.S. facilities.

•	A decrease in property and equipment of $76.0 million, with a corresponding increase in goodwill, due to a new appraisal of the Company’s U.K. assets at the time of the merger.

•	A decrease in depreciation expense of $3.4 million due to the reduction in book value of the U.K. assets to correct depreciation expense from April 19, 2007 to December 31, 2007. The amounts relating to the second and third quarters were $1.0 million and $1.3 million, respectively.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
     Commenting on the results, William H. Wilcox, United Surgical Partners International’s chief executive officer, said, “During 2007, the Company celebrated its tenth year of operations and its first year as a private company after being public for six years. USPI’s success to date is attributable to its strategy of providing excellence in patient care and focusing on growth in key markets; 2007 exemplified both aspects of that strategy. Our success is due in large part to the extraordinary efforts of our employee team members who assisted physicians in providing excellent care to more than 650,000 patients in 2007. In addition, our focus on growing our key markets in conjunction with our partners resulted in the addition of 20 facilities during 2007 to the USPI network, strengthening our foundation for continued growth.”
     The live broadcast of United Surgical Partners International’s fourth quarter and year-end conference call will begin at 10:00 a.m. Eastern Time on February 29, 2008. A 30-day online replay will be available approximately an hour following the conclusion of the live broadcast. A link to these events can be found on the Company’s website at www.unitedsurgical.com or at www.earnings.com. Additional financial information pertaining to United Surgical Partners International may be found by visiting the Investor Relations section of the Company’s website.
     United Surgical Partners International, headquartered in Dallas, Texas, currently has ownership interests in or operates 158 surgical facilities. Of the Company’s 155 domestic facilities, 93 are jointly owned with not-for-profit healthcare systems. The Company also operates three facilities in London, England.
     The above includes forward-looking statements based on current management expectations. Numerous factors exist that may cause results to differ from these expectations. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. These statements are subject to risks and uncertainties relating to the Company, including without limitation, (i) reduction in reimbursement from payors to healthcare providers; (ii) the Company’s ability to attract physicians and retain qualified management and personnel; (iii) geographic concentrations of certain of the Company’s operations; (iv) risks associated with the Company’s acquisition and development strategies; (v) the regulated nature of the healthcare industry; (vi) the highly competitive nature of the healthcare business; (vii) the Company’s significant leverage; and (viii) those risks and uncertainties described from time to time in the Company’s filings with the Securities and Exchange Commission. Therefore, the Company’s actual results may differ materially. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Successor (1)	Predecessor
	Three months	Three months
	Ended	Ended
	Dec. 31, 2007	Dec. 31, 2006

Revenues	$168,581	$154,681

Equity in earnings of unconsolidated affiliates	10,062	9,676

Operating expenses:
Salaries, benefits and other employee costs	46,779	43,255
Medical services and supplies	27,596	27,668
Other operating expenses	28,782	26,842
General and administrative expenses	11,401	10,970
Transaction costs	41	—
Provision for doubtful accounts	2,146	3,014
Depreciation and amortization	7,046	9,301

Total operating expenses	123,791	121,050

Operating income	54,852	43,307
Interest expense, net	(22,853)	(7,331)
Loss on early retirement of debt	—	(24)
Other	(209)	68

Income before minority interests	31,790	36,020
Minority interests in income of consolidated subsidiaries	(17,015)	(15,365)

Income from continuing operations before income taxes	14,775	20,655
Income tax expense	(8,095)	(7,363)

Income from continuing operations	6,680	13,292
Discontinued operations, net of tax	(1,924)	(222)

Net income	$4,756	$13,070

Supplemental Data:
Facilities operated at period end	155	141

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson and members of USPI’s senior management. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets and liabilities as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except number of facilities)

	Predecessor (1)	Successor (1)	Combined (2)	Predecessor
	Period from	Period from	Year	Year
	January 1 through	April 19 through	ended	ended
	April 18, 2007	Dec. 31, 2007	Dec. 31, 2007	Dec. 31, 2006

Revenues	$193,564	$457,978	$651,542	$574,556

Equity in earnings of unconsolidated affiliates	9,906	23,867	33,773	31,568

Operating expenses:
Salaries, benefits and other employee costs	54,727	127,715	182,442	161,588
Medical services and supplies	34,768	78,089	112,857	103,251
Other operating expenses	32,451	76,047	108,498	98,408
General and administrative expenses	13,983	29,263	43,246	38,826
Transaction costs	25,294	77	25,371	—
Provision for doubtful accounts	3,324	7,769	11,093	9,943
Depreciation and amortization	12,550	26,960	39,510	34,929

Total operating expenses	177,097	345,920	523,017	446,945

Operating income	26,373	135,925	162,298	159,179
Interest expense, net	(8,592)	(64,665)	(73,257)	(28,557)
Loss on early retirement of debt	(2,435)	—	(2,435)	(14,880)
Other	798	(442)	356	1,778

Income before minority interests	16,144	70,818	86,962	117,520
Minority interests in income of consolidated subsidiaries	(18,859)	(45,130)	(63,989)	(54,642)

Income (loss) from continuing operations before income taxes	(2,715)	25,688	22,973	62,878
Income tax expense	(4,158)	(14,666)	(18,824)	(22,780)

Income (loss) from continuing operations	(6,873)	11,022	4,149	40,098
Discontinued operations, net of tax	(276)	(2,293)	(2,569)	(5,852)

Net income (loss)	$(7,149)	$8,729	$1,580	$34,246

Supplemental Data:
Facilities operated at period end			155	141

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson and members of USPI’s senior management. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets and liabilities as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger.

(2)	Although the Predecessor and Successor results are not comparable by definition in certain respects due to the merger and the resulting revaluation of assets and liabilities, for ease of comparison, the financial data for the period after the merger closing, which occurred on April 19, 2007 (Successor period), has been added to the financial data for the period from January 1, 2007 through April 18, 2007 (Predecessor period), to arrive at the combined year ended December 31, 2007. As a result of the merger, interest expense, loss on early retirement of debt, merger related charges, stock compensation expense, long-term incentive compensation, depreciation and amortization have been impacted. While this is non-GAAP financial information, management believes it is helpful to understand trends in its business.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Unaudited Condensed Consolidated Balance Sheets
(in thousands)

	Successor(1)	Predecessor(1)
	Dec. 31,	Dec. 31,
	2007	2006

ASSETS

Current assets:
Cash and cash equivalents	$76,758	$31,740
Accounts receivable, net of allowance for doubtful accounts of $12,721 and $9,955, respectively	59,557	58,525
Other receivables	8,974	16,973
Inventories	9,495	9,108
Other	20,056	27,502

Total current assets	174,840	143,848

Property and equipment, net	229,039	299,829
Investments in affiliates	267,357	158,499
Intangible assets, net	1,590,820	621,264
Other	15,337	8,416

Total assets	$2,277,393	$1,231,856

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$22,982	$24,436
Accrued expenses and other	139,116	134,873
Current portion of long-term debt	25,311	26,373

Total current liabilities	187,409	185,682

Long-term debt	1,072,751	320,957
Other liabilities	127,364	53,113

Total liabilities	1,387,524	559,752

Minority interests	83,063	72,830
Common stockholders’ equity	806,806	599,274

Total liabilities and stockholders’ equity	$2,277,393	$1,231,856

(1)	On April 19, 2007, USPI merged with a subsidiary of USPI Group Holdings, Inc. (“Parent”) and became a wholly owned subsidiary of Parent, which in turn is owned by a group of investors led by Welsh Carson and members of USPI’s senior management. USPI’s financial position and results of operations prior to the merger are presented separately in the consolidated financial statements as “Predecessor” financial statements. Due to the revaluation of assets and liabilities as a result of purchase accounting associated with the merger, the pre-merger financial statements are not comparable with those after the merger.
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United Surgical Partners Announces Fourth Quarter and Year-End Results

February 28, 2008
UNITED SURGICAL PARTNERS INTERNATIONAL, INC.
Key Operating Statistics

	Three Months Ended Dec. 31,
	Successor	Predecessor	%
	2007	2006	Change
Same-facility statistics: (1)
United States (2)
Unconsolidated facilities cases	98,066	91,272	7.4%
Consolidated facilities cases	67,682	68,375	(1.0%)

Total facility cases	165,748	159,647	3.8%

Unconsolidated net revenue/case	$2,148	$2,021	6.3%
Consolidated net revenue/case	$1,698	$1,682	1.0%
Total net revenue/case	$1,965	$1,876	4.7%

Unconsolidated net revenue (in 000s)	$210,684	$184,462	14.2%
Consolidated net revenue	114,941	114,997	0.0%

Total net revenue	$325,625	$299,459	8.7%

Facility operating income margin	27.1%	29.7%	(260)

United Kingdom
Adjusted admissions	5,321	4,774	11.4%
Net revenue/adjusted admission	$5,794	$5,235	10.7%
Net revenue/adjusted admission (at constant currency translation rates) (3)	$5,324	$5,144	3.5%
Net revenue (in 000s)	$30,829	$24,993	23.3%
Facility operating income margin (4)	38.7%	20.8%	1,790

Other:
Total revenues under management	393,576	332,837	18.2%
Total consolidated facilities	61	60

(1)	Excludes facilities in their first year of operations. Except where noted, includes facilities accounted for under the equity method as well as consolidated facilities.

(2)	Statistics are included in both periods for current year acquisitions.

(3)	Calculated using fourth quarter 2007 exchange rates. The Company believes net revenue per adjusted admission is an important measure of the United Kingdom operations and that using a constant currency translation rate more accurately reflects the trend of the business.

(4)	Calculated as operating income divided by net revenue. This calculation includes the effect of changes in depreciation arising from the adjustment of the Company’s assets to fair value as a result of the Company being acquired by Welsh Carson in April 2007. Such adjustments are pushed down to the Company’s U.K. facilities, and amounted to $3.4 million credit to expense during three months ended December 31, 2007. Excluding this amount, U.K. facility operating margins would have been 26.9% for the three months ended December 31, 2007.
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